Exhibit 1.1




                                1,970,000 Shares

                                Loehmann's, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                               October __, 1996



MONTGOMERY SECURITIES
SALOMON BROTHERS INC
ROBERTSON STEPHENS & COMPANY
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:


         SECTION 1.  Introductory.  Certain stockholders (the "Selling
                     ------------
Stockholders") of Loehmann's, Inc., a Delaware corporation (the "Company), named in Schedule B annexed hereto, propose to sell 1,970,000 shares of the Common Stock of the Company (the "Common Stock") to you (the "Underwriters"). Said 1,970,000 shares are herein called the "Firm Common Shares." In addition, the Selling Stockholders named in Schedule C hereto propose to grant to the Underwriters an option to purchase up to 295,500 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares" or "Shares."

         You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

         The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:


































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         SECTION 2.  Representations and Warranties of the Company.  The Company
                     ---------------------------------------------
represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you four signed copies of such registration statement and amendments, together with four copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information (as defined herein) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined)) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations, and (ii) a registration statement, if any, filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall


















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






         mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective, or
         (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-1 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus that has been distributed by the Underwriters or the Company to prospective investors has conformed in all material respects to the requirements of the Act and the Rules and Regulations and as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters directly or through the Underwriters specifically for use in the preparation thereof.

                  (c) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially





















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






         different from the prospectus included in the Registration Statement (exclusive of any information deemed a part thereof by virtue of Rule 434(d));

                  (d) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 22 to the Registration Statement. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance in all material respects with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its respective business, all of which are valid and in full force and effect; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business require such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and, to the best of the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (e) The Company has an authorized and outstanding capital stock as set forth under the heading "Description of Capital Stock" in the Prospectus (subject to the exercise of outstanding stock options after the date of the Prospectus); the issued and outstanding shares of Common Stock (including the shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

                  (f) No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders (other than the Selling

















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






         Stockholders individually) or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholders as contemplated herein.

                  (g) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties, except for any violation, breach or default that would not have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") and except for any such consent, approval, authorization or other order the failure of which to obtain would not have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby.

                  (h) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                  (i) The financial statements and schedules of the Company and the related notes thereto, included in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial




















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






         position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(h). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                  (j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (k) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which any of its properties are bound; and, to the best of the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and the Company is not, nor to the best of the Company's knowledge, is any other party in breach of or default under any of such contracts, except for such breaches or defaults that individually or in the aggregate would not be material to the Company.

                  (m) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, operations or prospects of the Company. The Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                  (n) There is (i) no significant unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or, to the best knowledge of the Company, threatened against it except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                  (o) Except as disclosed in the Prospectus, there are no material business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  (p) The Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for such violations which singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                  (q) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.






















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







                  (r) The Company has good title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                  (s) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the exercise of options and warrants described in the Registration Statement) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, result of operations or prospects of the Company.

                  (t) Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.





















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







                  (u) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would materially and adversely affect the business, operations or properties of the Company.

                  (v) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (x) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (y) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (z) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.


         SECTION 3.  Representations, Warranties and Covenants of the Selling
                     --------------------------------------------------------
Stockholders.
-------------

                  (a) Each of the Selling Stockholders represents and warrants severally and not jointly to, and agrees with, the several Underwriters that:

                       (i) Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date hereinafter mentioned will have, good title to the Common Shares proposed to be sold by such Selling



















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                  Stockholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, such Selling Stockholder will convey to the Underwriters good title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                       (ii) Such Selling Stockholder has executed and delivered a Power of Attorney and (except for the Putnam Funds, as defined in Section 8 herein) caused to be executed and delivered on its, his or her behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders Agreement," except with respect to the Putnam Funds the term "Stockholders Agreement" shall only refer to the Power of Attorney) and in connection herewith such Selling Stockholder further represents, warrants and agrees that, except as provided in the Stockholders Agreement, such Selling Stockholder (except for the Putnam Funds) has deposited in custody, under the Stockholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters to the extent set forth herein and in the Stockholders Agreement, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement and the Stockholders Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreement has been delivered to you.

                       (iii) The performance of this Agreement and the Stockholders Agreement and the consummation of the transactions


















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






                  contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, except (x) for any violation, breach, or default that could not have an adverse effect on the Selling Stockholder's sale of the Common Shares to be sold by it, him or her hereunder or its performance of any of its, his or her other obligations hereunder or under the Stockholders Agreement and (y) that such Selling Stockholder makes no representation or warranty hereunder with respect to federal or state securities or Blue Sky laws.

                       (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Common Shares.

                       (v) Each Preliminary Prospectus that has been distributed by the Underwriters or the Company to prospective investors and the Prospectus, insofar as it includes or reflects information with respect to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which it was made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, insofar as they include or reflect information with respect to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                       (vi) Such Selling Stockholder (except for each of the Putnam Funds, as defined in Section 8 herein), without independent investigation, is not aware that any of the representations and warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

                       (vii) All stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Common Shares proposed to be sold by such Selling


















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






                  Stockholder to the several Underwriters pursuant to the Underwriting Agreement will be fully paid or provided for by such Selling Stockholder.

                       (viii) No consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated in this Underwriting Agreement, the Power of Attorney or the Custody Agreement, except as may be required under the Act or state or provincial securities or "blue sky" laws.

                       (ix) Other than as permitted by the Act and the rules and regulations thereunder, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Common Shares proposed to be sold by such Selling Stockholder.

                (b) Each of the Selling Stockholders agrees with the Company and the Underwriters not to offer to sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock in accordance with the terms of separate letter agreements between each Selling Stockholder and the Underwriters.


          SECTION 4.  Representations and Warranties of the Underwriters.  The
                      --------------------------------------------------
Underwriters, on behalf of the several Underwriters, represent and warrant to the Company and to the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

          SECTION 5.  Purchase, Sale and Delivery of Common Shares.  On the
                      --------------------------------------------
basis of the representations, warranties and conditions herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the Firm Common Shares set forth opposite such Selling Stockholder's name in Schedule B hereto. The Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Selling Stockholders shall be $____ per share.

          The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder that number of full shares which (as nearly as practicable, as determined by you) bears to the total number of Firm Common Shares to be sold by such Selling Stockholder as set forth opposite such Selling Stockholder's name in Schedule

B hereto the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

          Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 P.M. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Selling Stockholders to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Selling Stockholders against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer of same day funds to the order of the Company. Within one business day after receipt of such funds, the Company shall pay to each Selling Stockholder an amount equal to (i) the purchase price per share set forth above multiplied by the number of Shares sold by such Selling Stockholder minus (ii) such Selling Stockholder's pro rata portion (calculated based on the total number of Common Shares sold on such Closing Date) of the Expenses (as defined below) incurred in connection with the Offering and payable by the Selling Stockholders pursuant to Section 7 below; provided, however, that compliance by the Company with this obligation shall not be a condition subsequent to the obligations of the Selling Stockholders to the Underwriters under this Agreement. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders listed on Schedule C hereto hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 295,500 Optional Common Shares (comprised of the respective number of shares set forth next to each such Selling Stockholder's name on Schedule C attached hereto) at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. In the event the option granted to the Underwriters hereunder is not exercised with respect to all 295,500 Optional Common Shares, the Underwriters shall purchase from each Selling Stockholder that number of full shares which (as nearly as practicable as determined by you) equals the product of the total number of Optional Common Shares to be purchased by the Underwriters as set forth in the notice to be provided below, multiplied by a fraction, the numerator of which is the number of Optional Common Shares set forth opposite such Selling Stockholder's name on Schedule C hereto and the denominator of which is 295,500. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and Selling Stockholders setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 1,970,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and said Selling Stockholders. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

          Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

                (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective at the earliest practicable time. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing
           (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest practicable moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus (including the issuance or filing of any Term Sheet) of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus (including the issuance or filing of any Term Sheet) which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                (c)  If at any time, within the nine-month period referred to in
           Section 10(a)(3) of the Act, at which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its stockholders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you and the Selling Stockholders or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholders may request, for the purposes contemplated by the Act.

                (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                (g) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                (h) During the period of 120 days after the date of the Prospectus, without the prior written consent of Montgomery Securities, the Company will not (other than pursuant to the grant of stock options and awards authorized under the Company's Stock Plans (as defined in the Prospectus), the exercise of outstanding stock options and warrants and the conversion of outstanding shares of Class B Common Stock, in each case as disclosed in the Prospectus) issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

                (i) The Company will use its best efforts to designate and maintain the inclusion of the Common Stock for quotation as a national market system security on the NASD Automated Quotation System.

                (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the First Closing Date or any Second Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 7.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and the Selling Stockholders agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to be sold by the Company to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum,
(vi) all filing fees, attorneys' fees and expenses (not in excess of an aggregate of $17,500, including for counsel fees in connection with the filings referenced in subparagraph (vii) below) incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws (including the securities laws of Canada), (vii) the filing fee of the National Association of Securities Dealers, Inc. (the "NASD"), and attorneys' fees and expenses incurred by the Company or the Underwriters in connection with the filing with the NASD and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. At least one day prior to each Closing Date, the Company shall deliver to the Selling Stockholders a statement setting forth the Expenses not previously paid by the Selling Stockholders and each Selling Stockholder's pro rata portion of such Expenses. If the transactions contemplated hereunder are consummated, then the Company shall retain an amount equal to the Expenses not previously paid by the Selling Stockholders from the proceeds received by the Company from the Underwriters on each Closing Date and the Company shall use such retained amount to pay the Expenses to the appropriate parties. The Company shall then pay the remainder of such proceeds to the Selling Stockholders as set forth in Section 5 hereof. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholders.

          In addition to the obligation to pay the Expenses as provided above, the Selling Stockholders, severally and not jointly, will pay the following fees and expenses: (i) any fees and expenses of counsel for such Selling Stockholders; (ii) any fees and expenses of the Agent as provided for in the Power of Attorney; and (iii) all expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders, which are not otherwise specifically provided for in the previous paragraph, to the Underwriters hereunder.

          SECTION 8.  Conditions of the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                (b) Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus) of the Company or any material change in the indebtedness (other than as set forth or contemplated by the Registration Statement or the Prospectus, or in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which materially affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results or operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby, (vi) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Philip Kaplan and Robert Glass, in their capacities as the President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a) and (b) of this Section 8.

                (c) There shall have been furnished to you, on each Closing Date, in form and substance satisfactory to you, (and there shall have been furnished to the Selling Stockholders the documents set forth in paragraphs (i), (iv) and (vi) below, provided, however that you shall have the sole discretion as to the form and substance of such documents) except as otherwise expressly provided below:

                     (i) An opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, addressed to the Underwriters and the Selling Stockholders, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                            (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where, to the best of such counsel's knowledge, the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                            (2)    The authorized, and, based on our
                     examination of stock books and corporate records, the issued and outstanding capital stock of the Company is as set forth under the caption "Description of Capital Stock" in the Prospectus (subject to the exercise of outstanding stock options after the date of the Prospectus); all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws (except that no such opinion related to state securities laws is given as to any shares of Common Stock issued in the Company's initial public offering in May 1996), were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities created by operation of law or under the Company's certificate of incorporation or by-laws or any agreement known to such counsel to which the Company is a party or by which it is bound and conform to the description thereof contained in the Prospectus;

                            (3) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Delaware law;

                            (4) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                            (5)(a) The Registration Statement has become
                     effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                            (b) The Registration Statement (including any Registration Statement filed under 462(b) of the Act, if any), the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion), as of their respective issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, provided, however, that in passing upon such compliance as to form, such counsel may assume that the statements made in such Registration Statement and Prospectus are complete and correct;

                            (c) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                            (d) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required; and

                            (6) The Company has the corporate power and authority to enter into this Agreement; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body of the United States or the State of New York or under the Delaware General Corporation Law is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                            (7)    The execution and performance of this
                     Agreement and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company, and, so far as is known to such counsel, will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties, except for any violation, breach or default that would not have a material adverse effect on the Company or on the consummation of the transactions contemplated by this Agreement;

                            (8) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                            (9) To the best of such counsel's knowledge, all leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business or results of operation of the Company taken as a whole, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company;

                            (10) Under the law of the State of New York and the federal law of the United States, no transfer taxes are required to be paid by the Company in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.

                     The opinion set forth in paragraph (10) may be rendered by
              Marvin Gardner of the Company instead of by Paul, Weiss, Rifkind, Wharton & Garrison. In rendering such opinion, such counsel may rely, as to matters of local law, on opinions of local counsel, and as to matters of fact, the representations and warranties of the Company set forth in paragraphs (a), (c), (h), (i), (j), (n),
              (o), (p), (q), (s), (t), (u) (w), (x), (y) and (z) of Section 2
              hereunder, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date, the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus or any amendment or supplement thereto) not misleading, provided that in each case such counsel shall not be required to make any statement with respect to the financial statements or other financial or statistical data included in the Registration Statement, the Prospectus or any such amendment or supplement;

                            (ii) An opinion of the following counsel: Carter, Ledyard & Milburn, counsel for Sefinco Ltd., Trust U/D Paul J. Pinto, Trust U/D John J. Pinto; Michael Boyd, counsel for Sprout Capital V, Sprout Growth, L.P., DLJ Venture Capital Fund II, L.P., Donaldson, Lufkin & Jenrette Securities Corporation; Maples & Calder, counsel for Sprout Growth, Ltd.; and Proskauer Rose Goetz & Mendelsohn LLP, counsel for Allan Bogner, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                  (1)     To the best of such counsel's
                            knowledge, this Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by such Selling Stockholder; and the performance of this Agreement and the Stockholders Agreement and the consummation of the transactions herein contemplated by the Selling Stockholder will not result in a breach of or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Stockholder or any of its properties, except (x) for any violation, breach, or default that could not have an adverse effect on the Selling Stockholder's sale of the Common Shares to be sold by it, him or her hereunder or its performance of any of its, his or her other obligations hereunder or under the Stockholders Agreement and (y) that no opinion is given with respect to federal or state securities or Blue Sky laws; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as are required to be obtained;

                                  (2)     To the best of such counsel's
                            knowledge, the Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Stockholder hereunder and good and marketable title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Common Shares hereunder; and

                                  (3)     To the best of such counsel's
                            knowledge, this Agreement and the Stockholders Agreement are valid and binding agreements of the Selling Stockholder in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

                           (iii) An opinion of Morgan, Lewis & Bockius, counsel to Equity Linked Investors, L.P. and Equity Linked Investors, Inc. (the "Desai Selling Stockholders"), dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                 (1)   To such counsel's knowledge, this
                           Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by or on behalf of each of the Desai Selling Stockholders; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by such Desai Selling Stockholder; and the performance of this Agreement and the Stockholders Agreement and the consummation of the transactions herein contemplated by the Selling Stockholder will not result in a breach of or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Desai Selling Stockholder is a party or by which the Desai Selling Stockholder or any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Stockholder or any of its properties, except (x) for any violation, breach, or default that could not have an adverse effect on the Selling Stockholder's sale of the Common Shares to be sold by it, him or her hereunder or its performance of any of its, his or her other obligations hereunder or under the Stockholders Agreement and (y) that no opinion is given with respect to federal or state securities or Blue Sky laws; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as are required to be obtained and are in full force and effect under federal and state securities or Blue Sky laws and such as may be required under the rules of the NASD;

                                    (2)  To such counsel's knowledge, each
                           Desai Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold by it on such Closing Date hereunder. Each Desai Selling Stockholder has conveyed good title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Common Shares hereunder; and

                                    (3)  To such counsel's knowledge, this
                           Agreement and the Stockholders Agreement are valid and binding agreements of the Desai Selling Stockholders enforceable in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

                           (iv) An opinion of Ropes & Gray, counsel for Putnam Diversified Income Trust, Putnam Master Intermediate Income Trust, Putnam Managed High Yield Trust, Putnam Master Income Trust, Putnam Capital Manager Trust--PCM High Yield Fund, Putnam High Income Convertible and Bond Fund, Putnam High Yield Managed Trust, Putnam Premier Income Trust, Ameritech Corp. Pension Trust (collectively, the "Putnam Funds"), dated the First Closing Date, to the effect that:

                                  (1)    To the best of such counsel's
                           knowledge, this Agreement, and the Power of Attorney, have been duly authorized, executed and delivered by or on behalf of each of the Putnam Funds; and the performance of this Agreement and the Power of Attorney or and the consummation of the transactions herein contemplated by each of the Putnam Funds will not result in a breach of or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement of instrument to which any of the Putnam Funds is a party or by which any of the Putnam Funds or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Putnam Funds or any of their properties, except (x) for any violation, breach, or default that could not have an adverse effect on the Selling Stockholder's sale of the Common Shares to be sold by it, him or her hereunder or its performance of any of its, his or her other obligations hereunder or under the Stockholders Agreement and (y) that no opinion is given with respect to federal or state securities or Blue Sky laws; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as are required to be obtained and are in full force and effect under federal and state securities or Blue Sky laws and such as may be required under the rules of the NASD; and

                                  (2)    To the best of such counsel's
                           knowledge, each of the Putnam Funds has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Putnam Fund hereunder. Immediately prior to the date hereof, each of the Putnam Funds was the sole registered owner of the Shares to be sold by such Putnam Fund pursuant to the Underwriting Agreement; upon transfer of such Shares to the Underwriters in compliance with Section 8-302(1)(a)-(c), assuming the Underwriters purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Massachusetts Uniform Commercial Code, the Underwriters will have acquired all rights of such Putnam Fund in such Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company; and the owner of the Shares, if other than such Putnam Fund, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement.

                            (v) An opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Norman Matthews, Robert Friedman, and Philip Kaplan and for the purposes of this opinion, with respect to the Putnam Funds, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that, to the best of such counsel's knowledge, upon payment for and delivery of the respective Selling Stockholder's Shares in accordance with the Agreement, the Underwriters will own such Shares free and clear of any adverse claim (assuming the Underwriters are bona fide purchasers within the meaning of the Uniform Commercial Code of the State of New York).

                            (vi) Such opinion or opinions of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations) ("Fried, Frank"), counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                            (vii) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                  (1)    The representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                  (2)    The Commission has not issued any
                           order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                  (3)    Each of the respective signers of the
                           certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                            (viii) On the First Closing Date or the Second Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Second Closing Date, as the case may be.

                            (ix) On the date this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Underwriters, from Ernst & Young LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                            (x) On or before the First Closing Date, letters from each of the Selling Stockholders and each director and officer (except Robert Glass) of the Company, in the forms attached hereto as Exhibit A, confirming that for a period of 120 days after the date of the Prospectus, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of Montgomery Securities.

       All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Fried, Frank, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

       If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Underwriters to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

       SECTION 9.  Reimbursement of Underwriters' Expenses.  Notwithstanding any
                   ---------------------------------------
other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company and the Selling Stockholders agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares (the "Underwriters Expenses"), including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

       SECTION 10.  Effectiveness of Registration Statement.  You and the
                    ---------------------------------------
Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as practicable the lifting thereof.

       SECTION 11.  Indemnification.  (a) The Company and each of the Selling
                    ---------------
Stockholders (subject to the limitations set forth in clauses (i) through (v), inclusive, of the proviso to this sentence) agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein or any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that

                           (i)     neither the Company nor any Selling
                    Stockholder will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof;

                           (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense of such Underwriter or controlling persons results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under Section 6(f) hereof;

                           (iii) in no event shall any Selling Stockholder, other than Sefinco Ltd., Donaldson, Lufkin & Jenrette Securities Corporation, Sprout Capital V, Sprout Growth, L.P., DLJ Venture Capital Fund II, L.P. and Sprout Growth, Ltd., Norman Mathews, Robert Friedman and Philip Kaplan be liable in respect of such loss, claim, damage, liability or expense to the extent not (x) attributable to information included or reflected in any Preliminary Prospectus, Prospectus or the Registration Statement with respect to such Selling Stockholder, (y) arising out of any inaccuracy in the representations and warranties of such Selling Stockholder or (z) arising out of any failure of such Selling Stockholder to perform its respective obligations hereunder;

                           (iv)    each Selling Stockholder's liability
                    hereunder shall in any event be limited to the amount of net proceeds received by such Selling Stockholder from the sale of the Common Shares sold by it hereunder;

                           (v) no Selling Stockholder shall be required to provide indemnification hereunder unless (A) the Underwriter or controlling person seeking indemnification shall have first made a demand for payment on the Company with respect any such loss, claim, damage, liability or expense, (B) the Company shall have failed to make such requested payment within 60 days after receipt of such demand and (C) the Company shall be the subject of a pending bankruptcy proceeding or shall have been dissolved or liquidated or the Underwriter or controlling person seeking indemnification can demonstrate that the Company is insolvent; furthermore, no Selling Stockholder shall be required to provide indemnification hereunder unless the Underwriter or controlling person seeking indemnification shall have made a claim against each other Selling Stockholder subject to an indemnification obligation for the matter in question under this Section 11(a) and shall have pursued each such claim with vigor reasonably comparable under the circumstances, taking into account each such Selling Stockholder's financial ability to satisfy any portion of its potential indemnification obligation relating to such matter.

In addition to their other obligations under this Section 11(a), the Company and each Selling Stockholder (subject to the limitations set forth in clauses (i) through (v), inclusive, of the proviso of the preceding sentence) agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholders herein or failure to perform their obligations hereunder, all as described in this
Section 11(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or each Selling Stockholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company and such Selling Stockholders together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or each Selling Stockholder may otherwise have.

               (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including the settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

               (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each of the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Stockholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, each of the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and each Selling Stockholder as the total price paid to the Company and to each Selling Stockholder, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Selling Stockholders and received by the Underwriters as underwriting commissions. The relative fault of the Company, each Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, each Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this
Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding provisions of this paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public, and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of Common Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

               (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD or pursuant to the procedures of the American Arbitration Association, as selected by the indemnifying party. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

               SECTION 12.  Default of Underwriters.  It shall be a condition to
                            -----------------------
this Agreement and the obligation of the Company and the Selling Stockholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be paid by the Company and the Selling Stockholders pursuant to
Section 7 hereof and except to the extent provided in Section 11 hereof.

               In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

       SECTION 13.  Effective Date.  This Agreement shall become effective
                    --------------
immediately as to Sections 7, 9, 11, 14 and 16 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

       SECTION 14.  Termination.  Without limiting the right to terminate this
                    -----------
Agreement pursuant to any other provision hereof:

              (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof).

              (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have escalated to such an extent, as, in the judgment of the Underwriters, to materially and adversely affect the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

              (c) This Agreement shall also terminate at 5:00 P.M., California Time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the Common Shares shall not then as yet have been determined as provided in Section 5 hereof. Any termination pursuant to this subsection (c) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

       SECTION 15.  Representations and Indemnities to Survive Delivery.  The
                    ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors, or the Selling Stockholders, or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Selling Stockholders, the officers or directors of the Company or any controlling person of the Selling Stockholders,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

       SECTION 16.  Notices.  All communications hereunder shall be in writing
                    -------
and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: John Berg, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 725 S. Figueroa Street, Suite 3890, Los Angeles, CA 90017, Attention: Edward S. Rosenthal; if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 2500 Halsey Street, Bronx, New York 10461 with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Robert B. Schumer and if sent to the Selling Stockholders, shall be mailed, delivered or telegraphed and confirmed to the addresses set forth next to the names of such Selling Stockholders listed in Schedule B. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.

       SECTION 17.  Successors.  This Agreement will inure to the benefit of and
                    ----------
be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

       SECTION 18.  Partial Unenforceability.  The invalidity or
                    ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

       SECTION 19.  Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of New York.

       SECTION 20.  General.  This Agreement constitutes the entire agreement of
                    -------
the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

       In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

       Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

       To the extent that the sale of shares pursuant to this Agreement would violate the provisions of a lock-up agreement dated April 4, 1996 between a Selling Stockholder and the underwriters for the Company's initial public offering, Montgomery Securities hereby waives the provisions of such lock-up agreement.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                            Very truly yours,

                            Loehmann's, Inc.


                            By:
                               ---------------------------------
                                President


                            SELLING STOCKHOLDERS


                            By:
                               ---------------------------------
                                (Attorney-in-fact)


The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written.

MONTGOMERY SECURITIES
ROBERTSON STEPHENS & COMPANY
SALOMON BROTHERS INC

By MONTGOMERY SECURITIES


By:
   --------------------------------
     Managing Director

                                   SCHEDULE A




                                                  Number of Firm
                                                  Common Shares
Name of Underwriter                               to be Purchased
-------------------                               ---------------


Montgomery Securities . . . . . . . . . . . . . .
Salomon Brothers Inc  . . . . . . . . . . . . . .
Robertson Stephens
  & Company LLC . . . . . . . . . . . . . . . . .

                                                   ----------

TOTAL . . . . . . . . . . . . . . . . . . . . . .  1,970,000
                                                  ==========

                                   SCHEDULE B


                                                              Number of Firm
                                                             Common Shares to
                                                                be Sold by
                              Address of Selling                 Selling
 Name of Selling Stockholder  Stockholder                      Stockholders
 ---------------------------  -----------------                ------------

 Sprout Growth, Ltd.          Richard E. Kroon                     18,701
                              277 Park Avenue
                              New York, NY 10172

 Sprout Capital V             Richard E. Kroon                    138,920
                              277 Park Avenue
                              New York, NY 10172


 Sprout Growth, L.P.          Richard E. Kroon                    167,973
                              277 Park Avenue
                              New York, NY 10172

 DLJ Venture Capital Fund, II Richard E. Kroon                      8,349
 LP                           277 Park Avenue
                              New York, NY 10172

 Donaldson, Lufkin and        Richard E. Kroon                     87,292
 Jenrette Securities          277 Park Avenue
 Corporation                  New York, NY 10172

 Sefinco, Ltd.                767 Fifth Avenue, 5th Floor         511,609
                              New York, NY 10153

 Equity-Linked Investors,     Desai Capital Management, Inc.      273,954
 L.P.
                              540 Madison Avenue
                              New York, NY 10022


 Equity-Linked Investors II   Desai Capital Management Inc.        53,328
                              540 Madison Avenue
                              New York, NY 10022

 Mr. Allan Bogner             7 Palliser Road                      80,000
                              Irvington, NY 10533

                                                              Number of Firm
                                                             Common Shares to
                                                                be Sold by
                              Address of Selling                 Selling
 Name of Selling Stockholder  Stockholder                      Stockholders
 ---------------------------  -----------------                ------------

 Putnam Funds                 c/o Putnam Investment

                              Management, Inc.
                              The Putnam Advisory Company,        373,586
                              Inc., and Putnam Fiduciary
                              Trust Company,
                              One Post Office Square
                              Boston, MA 02109

 Trust U/D Paul J. Pinto                                           10,827

 Trust U/D John J. Pinto                                           10,827


 Mr. Philip Kaplan                                                 78,991

 Mr. Robert Friedman                                              109,371

 Mr. Norman S. Matthews       650 Madison Avenue, 23rd Floor       46,272
                              New York, NY 10022                 ________
 TOTAL                                                          1.970,000
                                                                =========

                                   SCHEDULE C

                                                                   Number of
                                                                    Optional
                                                                 Common Shares
                                                                 to be Sold by
                                  Address of Selling                Selling
 Name of Selling Stockholder      Stockholder                     Stockholders
 ---------------------------      -----------------               ------------

 Sprout Growth, Ltd.              Richard E. Kroon                    3,414
                                  277 Park Avenue
                                  New York, NY 10172

 Sprout Capital V                 Richard E. Kroon                   25,358
                                  277 Park Avenue
                                  New York, NY 10172


 Sprout Growth, L.P.              Richard E. Kroon                   30,661
                                  277 Park Avenue
                                  New York, NY 10172

 DLJ Venture Capital Fund, II LP  Richard E. Kroon                    1,524
                                  277 Park Avenue
                                  New York, NY 10172

 Donaldson, Lufkin and Jenrette   Richard E. Kroon                   15,934
 Securities Corporation           277 Park Avenue
                                  New York, NY 10172

 Sefinco, Ltd.                    767 Fifth Avenue, 5th Floor        93,387
                                  New York, NY 10153

 Equity-Linked Investors II       Desai Capital Management Inc.      59,741
                                  540 Madison Avenue
                                  New York, NY 10022

                                                                   Number of
                                                                Optional Common
                                                                 Shares to be
                               Address of Selling               Sold by Selling
 Name of Selling Stockholder   Stockholder                       Stockholders
 ---------------------------   -----------------                 ------------



 Mr. Allan Bogner              7 Palliser Road                      14,603
                               Irvington, NY 10533

 Trust U/D Paul J. Pinto                                             1,976


 Trust U/D John J. Pinto                                             1,976

 Mr. Philip Kaplan                                                  15,798

 Mr. Robert Friedman                                                21,874

 Mr. Norman S. Matthews        650 Madison Avenue, 23rd Floor        9,254
                               New York, NY 10022                   ______
 TOTAL                                                             295,500
                                                                   =======

















































                                       C-2